STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 08/23/1995	Exhibit 3.31(b)
950191369 - 2282128

CERTIFICATE OF CHANGE
OF
REGISTERED AGENT
AND
REGISTERED OFFICE
OF
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
---ooo0ooo---
           FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
           The present registered agent of the Corporation is The Company Corporation and the present registered office of the Corporation is in the County of New Castle.
           The Board of Directors of FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. adopted the following resolution on the 22nd day of August, 1995:

RESOLVED, that the registered office of FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be and the same hereby is withdrawn, and The Corporation Trust Company, shall be and hereby is constituted and appointed the registered agent of the Corporation at the address of its registered office.
           IN WITNESS WHEREOF, FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. has caused this statement to be signed by Donald Gayhardt, its Secretary, this 22nd day of August, 1995.

FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.

/s/ Donald Gayhardt

By: Donald Gayhardt, Secretary

          (DEL. - 264 - 6/15/94)